--------------------------------------------------------------------------------
                                    EXHIBIT 5


HIGGS, FLETCHER & MACK LLP
ATTORNEYS AT LAW                           MEMBER, AMERICAN LAW FIRM ASSOCIATION
--------------------------------------------------------------------------------

                        2000 FIRST NATIONAL BANK BUILDING
                               401 WEST "A" STREET
                         SAN DIEGO, CALIFORNIA 92101-791
               TELEPHONE (619) 236-1551 TELECOPIER (619) 696-1410
--------------------------------------------------------------------------------



                                 October 3, 1997


FP Bancorp, Inc.
613 West Valley Parkway
Escondido, CA 92025

     RE: 457,500 SHARES OF COMMON STOCK, $0.001 PAR VALUE, OF ISSUE FP BANCORP, INC.

Gentlemen:

     We have acted as special counsel for FP Bancorp, Inc., a Delaware corporation (the "Company"), in connection with the Registration Statement relating to the registration under the Securities Act of 1933 of up to 457,500 shares of Common Stock, $0.001 par value (the "Shares") upon conversion of up to $4,575,000 principal amount of 9% Convertible Subordinated Debentures due December 31, 1997 ("Debentures") pursuant to an indenture dated as of November 9, 1992, between the Company and Bank of New York (formerly Meridian Trust Company of California) as Trustee ("Indenture").

     This opinion letter is governed by, and shall be interpreted in accordance with, the legal opinion accord (the "Accord") of the American Bar Association Business Law Section (1991). As a consequence of interpretation of this opinion letter pursuant to the Accord, this opinion letter is subject to a number of qualifications, exceptions, definitions, limitations on coverage, and other limitations, and should be read in conjunction therewith.

     In so acting, we have examined a copy of the Certificate of Incorporation of the Company, as amended, a copy of the Bylaws of the Company, as amended, a copy of the Indenture, resolutions adopted by the Board of Directors of the Company, the Officer's Certificates of Gary W. Deems, Secretary of the Company, and such other records and documents as we have deemed relevant and necessary for the opinions hereinafter expressed. In such examination, we have assumed the genuineness of all signatures and of all documents submitted to us as certified or photostatic copies.

     Based upon the foregoing, we are of the opinion that the Shares have been duly and validly authorized and, upon issuance of the Shares upon conversion of the Debentures as provided in the Indenture, the Shares will be legally issued and outstanding, fully paid and non-assessable.

     We consent to being named in the Registration Statement and in the related Prospectus under the heading "Legal Matters," and further consent to your filing this legal opinion as an exhibit to the Registration Statement.


                                       Very truly yours,



                                       HIGGS, FLETCHER & MACK LLP